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                                                                    Exhibit 10.3

                                      NOTE

New York, New York
$315,000,000                                                     August 3, 2005

         This NOTE, is dated as of August 3, 2005 (this NOTE), by RECKSON COURT SQUARE, LLC, a Delaware limited liability company (BORROWER), having an office at c/o Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, LENDER), having an office at 60 Wall Street, New York, New York 10005.


         NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount (as defined below) together with interest from the date hereof and other fees, expenses and charges as provided in this Note.

1.       DEFINED TERMS.

         a. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement (as defined below), unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

         b.       The following terms shall have the meaning ascribed thereto:

         ANTICIPATED REPAYMENT DATE shall mean September 1, 2015.

         APPLICABLE INTEREST RATE shall mean (i) from the date hereof through and including the Anticipated Repayment Date, the Initial Interest Rate, and (ii) from the day after the Anticipated Repayment Date through and including the Maturity Date, the Revised Interest Rate.

         BORROWER shall have the meaning provided in the first paragraph hereof.

         DEFAULT RATE shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Applicable Interest Rate.

         DISCOUNT RATE shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         INITIAL INTEREST RATE shall mean a rate of 4.905% per annum.

         INITIAL MONTHLY AMOUNT shall have the meaning provided in Section 3(a)(ii).

         INTEREST PERIOD shall have the meaning provided in Section 2(b).

         LENDER shall have the meaning provided in the first paragraph hereof.

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         LIQUIDATED DAMAGES AMOUNT shall have the meaning set forth in Section
         4(d).

         LOAN AGREEMENT shall mean the Loan and Security Agreement, dated the date hereof, between Borrower and Lender, as the same may hereafter be amended or modified.

         LOCKOUT PERIOD shall mean the period commencing on the date hereof and expiring on the earlier date to occur of (i) two (2) years after the closing of any Securitization or (ii) three (3) years after the first
         (1st) day of the calendar month immediately following the calendar month in which the funding of this Note occurs.

         MATURITY DATE shall mean May 1, 2020, or such earlier date on which the final payment of principal of this Note becomes due and payable as provided in the Loan Agreement or this Note, whether at such stated maturity date, by declaration of acceleration, or otherwise.

         MATURITY DATE PAYMENT shall have the meaning set forth in Section 3(d).

         MONTHLY AMOUNT shall have the meaning provided in Section 3(a)(iii).

         NOTE shall have the meaning provided in the first paragraph hereof.

         PAYMENT DATE shall be the first (1st) calendar day of each calendar month, and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on October 1, 2005 and continuing to and including the Maturity Date.

         PREPAYMENT DATE shall have the meaning provided in Section 4(a)(i).

         PREPAYMENT NOTICE shall have the meaning provided in Section 4(a)(i).

         PRINCIPAL AMOUNT shall mean Three Hundred and Fifteen Million Dollars ($315,000,000) or so much thereof as may be outstanding under this Note.

         REVISED INTEREST RATE shall mean a rate per annum equal to two hundred basis points (2.00%) plus the greater of (i) the Initial Interest Rate and (ii) the Treasury Rate on Anticipated Repayment Date.

         REVISED MONTHLY AMOUNT shall have the meaning provided in Section 3(a)(iii).

         TREASURY RATE shall mean, as of any Payment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with a term of ten (10) years from such Payment Date (and converted to a monthly equivalent yield), as determined by Lender on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or, if such publication is unavailable, such other recognized source of financial market information as shall be selected by Lender for the week prior to such Payment Date.


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         YIELD MAINTENANCE PREMIUM shall mean the present value, as of the
         Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the date which is three (3) months prior to the Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid.

2.       INTEREST.

         a. Prior to the Anticipated Repayment Date, interest shall accrue on the Principal Amount at the Initial Interest Rate. In the event that Borrower does not repay the Principal Amount in full on or before the Anticipated Repayment Date, then, from and after the Anticipated Repayment Date, interest shall accrue on the Principal Amount at the Revised Interest Rate.

         b. Interest on the principal sum of this Note shall be calculated based on the Applicable Interest Rate and on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days elapsed in the relevant Interest Period, except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said three hundred sixty
                  (360) day year. Interest shall accrue from, and including, the first (1st) day of the prior month and ending on the last day of the prior month (an INTEREST PERIOD); in each case without adjustment for any Business Day convention; provided that the first accrual period shall commence on the date hereof.

         c. Except as expressly set forth in the Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the Loan Documents (other than the Principal Amount, which shall accrue interest in accordance with clauses a. and b. above) at the Default Rate.

         d. The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.       PAYMENTS.

         a.       Interest under this Note shall be payable as follows:

                  i. On the date hereof, interest from the date hereof through and including August 31, 2005 in the amount of $1,244,643.75;

                  ii. commencing on October 1, 2005 and on each and every Payment Date thereafter until the Anticipated Repayment Date, monthly installments of interest payable on this Note in arrears in an amount (subject to adjustment as provided in Section 4(f)) equal to interest calculated at the Initial Interest Rate in accordance with Section 2 (the INITIAL MONTHLY AMOUNT); and


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                  iii. commencing on the Anticipated Repayment Date, monthly installments of interest payable on this Note in arrears in an amount (subject to adjustment as provided in Section 4(f)) equal to interest calculated at the Revised Interest Rate in accordance with Section 2 (the REVISED MONTHLY AMOUNT and, together with the Initial Monthly Amount, the MONTHLY AMOUNT).

         b. No regularly scheduled payments of principal shall be due with respect to the Loan prior to the Maturity Date. From and after the Anticipated Repayment Date, unless the Indebtedness has been repaid in full, Borrower shall continue to make payments of the Monthly Amount on each Payment Date. From and after the Anticipated Repayment Date, unless the Indebtedness has been repaid in full, all Excess Cash Flow shall be applied on each Payment Date as a partial prepayment of the outstanding principal Indebtedness, as set forth in Section 3.1.6(a)(ii) of the Loan Agreement.

         c. All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 4:00 P.M. New York City time. Any payments received after such time shall be credited to the next following Business Day.

         d. All amounts advanced by Lender pursuant to the Loan Documents, other than the Principal Amount, shall be due and payable as provided in the Loan Documents. In the event any such advance is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, or other charges with respect to such advances (as provided in the Loan Documents), together with any interest thereon, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

         e. The entire Principal Amount of this Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs (to the extent the Maturity Date is not the first (1st) day of a calendar month) and all other fees and sums then payable hereunder or under the Loan Documents (collectively, the MATURITY DATE PAYMENT), shall be due and payable in full on the Maturity Date.

         f. Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing.


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         g.       All amounts due under this Note, including, without
                  limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

         h. To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

4. PREPAYMENTS. Except as permitted in Sections 4(a), 4(b), 4(c) and 4(d) hereof, the outstanding Principal Amount may not be prepaid in whole or in part prior to the Anticipated Repayment Date.

         a. VOLUNTARY PREPAYMENTS. Borrower shall not have the right to prepay, in whole or in part, the Principal Amount due hereunder prior to the Anticipated Repayment Date; provided, however, Borrower shall be entitled to make a prepayment of all of the Principal Amount (A) in each case on any of the three (3) Payment Dates occurring immediately preceding the Anticipated Repayment Date (or on any Business Day occurring in the Interest Period immediately preceding any of such three
                  (3) Payment Dates or the Anticipated Repayment Date, subject to Section 4(a)(iii) below) and at any time thereafter, without any premium or penalty and (B) on any Business Day where Borrower has notified Lender that Borrower elects to make a prepayment of the Principal Amount pursuant to Section
                  2.4.7 of the Loan Agreement, without any premium or penalty. Any such prepayment shall be conditioned upon satisfaction of the following:

                  i. Borrower shall provide prior irrevocable written notice (the PREPAYMENT NOTICE) to Lender specifying the proposed date on which the prepayment is to be made, which date must be on a Business Day and shall be no earlier than thirty (30) days after the date of such Prepayment Notice and no later than ninety (90) days after the date of such Prepayment Notice (the date of a prepayment pursuant to this Section 4(a) or
                           Section 4(c) below being the PREPAYMENT DATE); provided, however, that any such notice delivered with respect to a prepayment of the Principal Amount under Section 4(a)(A) above shall be freely revocable by Borrower on prior written notice to Lender and, with respect to any prepayment under Section 4(a) above, Borrower may, from time to time on written notice to Lender delivered no later than two (2) Business Days prior to the then scheduled Prepayment Date, extend such then scheduled Prepayment Date (provided that in no event shall the aggregate number of days by which Borrower elects to so extend any prepayment exceed thirty (30) days);


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                  ii.      Borrower shall comply with the provisions set forth
                           in Section 4(d) of this Note; and

                  iii. In the event that Borrower elects to prepay the Loan on any Business Day which is not a Payment Date, then
                           (A) such prepayment shall include interest payable hereunder calculated through the end of the Interest Period during which such prepayment is made, (B) such prepayment shall be deposited into the Collection Account for application in accordance with Section
                           3.1 of the Loan Agreement and (C) until the next occurring Payment Date, Lender shall direct the Cash Management Bank to invest the amount prepaid in Permitted Investments in accordance with the Account Agreement and Borrower shall be entitled to any interest or earnings thereon.

         b. DEFEASANCE. From and after expiration of the Lockout Period and prior to the Anticipated Repayment Date, Borrower shall have the right to defease the Loan pursuant to the provisions of Section 9.1.1 of the Loan Agreement. In no event shall a prepayment of this Note in accordance with Sections 4(a) or 4(c) trigger or result in any defeasance liability under this Note or the other Loan Documents.

         c.       MANDATORY PREPAYMENTS.

                  i. On the next occurring Payment Date following the date on which (x) Lender actually receives any Proceeds (other than business interruption Proceeds or other Proceeds of a similar nature), if Lender is not obligated to make such Proceeds available to Borrower for the restoration of the Property, and (y) in accordance with Section 6.2.3(a) of the Loan Agreement, Lender has elected to prepay the Note using such Proceeds, Lender shall apply such Proceeds to the Principal Amount in an amount equal to one hundred percent (100%) of such Proceeds and the same shall constitute a mandatory prepayment of this Note;

                  ii. On the Payment Date on which Lender shall apply such Proceeds to the Principal Amount in accordance with clause (i) above or any Payment Date thereafter, Borrower may elect (on prior written notice to Lender) to prepay the entire remaining balance of the Principal Amount (without premium or penalty) if such Proceeds do not equal the entire Principal Amount; and


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                  iii.     Borrower shall comply with the provisions set forth
                           in Section 4(d) of this Note.

         d.       PAYMENTS IN CONNECTION WITH A PREPAYMENT.

                  i. On the date on which a prepayment, voluntary or mandatory, is made under this Note or as required under the Loan Agreement, Borrower shall pay to Lender all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated (even if such period extends beyond the date of prepayment) through the end of the Interest Period for which such prepayment is made.

                  ii. On the Prepayment Date, Borrower shall pay to Lender all other sums (not including scheduled interest payments) then due under the Note, the Loan Agreement, the Security Instrument, and the other Loan Documents;

                  iii. Borrower shall pay all costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the related Security Instrument as set forth in Section 2.3.3 of the Loan Agreement as well as reasonable attorneys' fees and expenses (subject to the limitations set forth in Section 14.4 of the Loan Agreement)); and

                  iv. In the event that the Prepayment Date in connection with an acceleration of the Loan, Borrower shall also pay to Lender the Yield Maintenance Premium.

         e. LIQUIDATED DAMAGES AMOUNT. IF NOTWITHSTANDING THE PROHIBITIONS OF THIS SECTION 4, THE LOAN IS VOLUNTARILY OR INVOLUNTARILY REPAID DURING THE LOCKOUT PERIOD, INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF AN ACCELERATED MATURITY DATE, THEN BORROWER SHALL PAY TO LENDER, AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE PRINCIPAL AMOUNT BEING REPAID (THE "LIQUIDATED DAMAGES AMOUNT"). NOTWITHSTANDING THE FOREGOING, THE LIQUIDATED DAMAGES AMOUNT SHALL NOT BE APPLIED TOWARD ANY PREPAYMENTS OF PROCEEDS (AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT) NOR ANY PREPAYMENT DESCRIBED IN SECTION 4(a)(B) OR 4(c)(ii) ABOVE.


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         f.       In the event that any partial mandatory prepayment of
                  principal occurs before the Anticipated Repayment Date, the Payment Dates shall remain the same and Lender shall recalculate the amount of subsequent Monthly Amounts to reflect the reduction of the Principal Amount. In the event that any partial mandatory prepayment of principal occurs after the Anticipated Repayment Date or Excess Cash Flow is applied to the prepayment of principal after the Anticipated Repayment Date, the Payment Dates shall remain the same and Lender shall take into account the reduction of the Monthly Amount when applying payments against accrued interest and principal Any Principal Amount prepaid pursuant to this
                  Section 4 may not be reborrowed hereunder. ---------

5.       MISCELLANEOUS.

         a. WAIVER. Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive (to the maximum extent permitted by law) all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Note.

         b. NON-RECOURSE. Recourse to the Borrower with respect to any claims arising under or in connection with this Note shall be limited to the extent provided in Section 18 of the Loan Agreement and the terms, covenants and conditions of Section 18 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Note.

         c. NOTE SECURED. This Note and all obligations of Borrower hereunder are secured by the Loan Agreement, the Security Instrument and the other Loan Documents.

         d. NOTICES. Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

         e. ENTIRE AGREEMENT. This Note, together with the other Loan Documents, constitutes the entire and final agreement between Borrower and Lender with respect to the subject matter hereof and thereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower and Lender.


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         f.       NO WAIVER. No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         f. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender" as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. The term "Borrower" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower, if any.

         h. CAPTIONS. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

         i. COUNTERPARTS. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

         j. SEVERABILITY. The provisions of this Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Note.

         k. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO CHOICE OF LAW RULES. BORROWER AGREES THAT, AT LENDER'S OPTION, ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN IN NEW YORK COUNTY OR QUEENS COUNTY AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT BROUGHT IN SUCH LOCATION BEFORE ANY SUCH COURT OR THAT SUCH SUIT BEFORE SUCH COURT IS BROUGHT IN AN INCONVENIENT COURT.


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         l.       JURY TRIAL WAIVER. BORROWER AND ALL PERSONS CLAIMING BY,
                  THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

         m. COUNTERCLAIMS AND OTHER ACTIONS. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                       10
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                                      NOTE


IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.


                             BORROWER:


                             RECKSON COURT SQUARE, LLC, a Delaware limited liability company


                             By: One Court Square Holdings LLC, a Delaware
                                 limited liability company, its sole member


                             By: Reckson Operating Partnership, L.P., a Delaware
                                 limited partnership, its sole member


                             By: Reckson Associates Realty Corp., a Maryland
                                 corporation, its general partner


                             By: ____________________________________
                                 Name:
                                 Title: